                                                                    EXHIBIT 10.5


                              AMENDED AND RESTATED
                     CONTRACT FOR SALE OF TOBACCO AND CIGARS

       This Amended and Restated Contract for Sale of Tobacco and Cigars ("Agreement") made this 22nd day of September, 1997 and effective November 1, 1996 between Tabanica, S.A., whose address is Jalapa, Nicaragua, A NICARAGUAN CORPORATION, Seller, and THE HAVANA REPUBLIC, INC. whose address is 1360 Weston Road, Weston, FL 33324, A FLORIDA CORPORATION, Buyer.

                                    RECITALS

       The parties entered into a Contract for Sale of Tobacco and Cigars on September 1, 1997. This Agreement is intended to restate, amend and supersede said Contract.

       Therefore, in consideration of their mutual covenants, and for other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

                                   SECTION ONE
                                PURCHASE AND SALE

       Seller will grow tobacco for cigars, manufacture and deliver finished cigars and Buyer will accept and buy 625,000 finished cigars of the sizes, types, and classes in the schedules attached to and incorporated in this agreement by reference as Exhibit "A" (the "Cigars"), that Seller shall manufacture all from Seller's tobacco crop grown in 1997.

                                   SECTION TWO
                                TERM OF AGREEMENT

       This agreement shall commence on November 1, 1996, and shall continue until October 31, 2001.

                                  SECTION THREE
                           PURCHASE PRICE AND PAYMENT

       The purchase price for the Cigars, as set forth hereunder shall be $616,000 which Seller acknowledges has all been paid by the date hereof.




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                                  SECTION FOUR
                                   DELIVERIES

       Seller will deliver to Buyer all of the Cigars in lots of 50,000 each, per month commencing January 1, 1998, in the mix set forth on Exhibit "A" , for 12 months and 25,000 Cigars in the month thereafter. Buyer shall supply Seller with boxes and labels, at its own cost, for use exclusively by Seller in fulfilling this Contract for Buyer.

                                  SECTION FIVE
                             TRANSPORTATION CHARGES

       All Cigars listed in the attached price schedules will be sold and delivered to buyer F.O.B. point of shipment. Buyer shall be responsible for payment of transportation and insurance.

                                   SECTION SIX
                          OUTPUT CAPABILITIES OF SELLER

       It is agreed that the output capabilities of Seller with respect to cigars is necessary to meet the requirements of Buyer. If Seller determines at any time that some unavoidable calamity will prevent the continuing production of cigars at the rate contemplated, Seller will immediately notify Buyer of that fact and state its best estimate of the reduced schedule and the projected date production will be resumed at the previous rate. If Seller experiences such unavoidable calamity it should fulfill Buyer's orders prior to anyone else.

                                  SECTION SEVEN
                           DEALING WITH OTHER PARTIES

       Buyer shall be deemed the sole distributor in the United States for cigars manufactured by Seller during the term hereof or until the earlier sale by Buyer of its equity interest in Seller. Accordingly, Buyer shall have the right to purchase, in each year, all or any part of, the cigar production of Seller at a price equal to Seller's actual cost plus 50% per cigar. Cost shall include all expenses incurred in the production of cigars. Seller agrees not to manufacture for or sell any similar goods to any other party whatsoever. The parties agree that this provision is integral to this Agreement and Buyer would not allow Seller to manufacture its cigars or utilize its designs otherwise. Notwithstanding the aforementioned, Buyer acknowledges Seller's previous commitment to manufacture up to 1,000,000 cigars per year for Cigar Depot, Inc.





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                                  SECTION EIGHT
                                 CONTROLLING LAW

       This agreement shall be binding upon each party, its attorneys, management personnel, agents, successors and assigns. The parties each agree that Buyer may enforce this agreement either under Florida law or Nicaraguan law and each agree that Buyer may select venue for any action hereunder either in Managua, Nicaragua or in Dade County, Florida and each party agrees to submit to the jurisdiction of the courts sitting in such venue. Service of process may be made upon the Secretary of State of Florida as agent if enforcement is sought in Florida.

       Executed at Miami, Fla., the day and year first above written.

                                                     Tabanica, S.A.


                                                     By: /s/
                                                        -----------------------

                                                     The Havana Republic, Inc.


                                                     By: /s/
                                                        -----------------------











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                                   EXHIBIT "A"

         CIGAR SIZE                                  MONTHLY QUANTITY

         5 X 50                                      15,000
         7-1/2 X 52                                  15,000
         6-1/2 X 46                                   8,000
         7 X 48                                      12,000


















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